Exhibit 99

For Immediate Release	For Further Information:
Joseph Noss, Vice President, Marketing (330) 726-4600 Ext. 1137

First Place Bank Announces Opening of “First Place Financial Center”

Warren, Ohio—November 5, 2003—First Place Financial Corp. (NASDAQ: FPFC) announces the opening of its new “First Place Financial Center” in Solon, Ohio. “We are very excited about opening our first Financial Center in Solon, one of the fastest growing markets in Northeast Ohio,” states Kenton Thompson, Regional President and President of Wealth Management Services of First Place Bank, the chief subsidiary of First Place Financial Corp. This new financial center is unique in its design. The Solon Center does not have traditional teller lines, as it is not designed for traditional walk-in banking. Its professional office design is intended to provide an environment where we can offer unparalleled personal service through an integrated team of specialists.

Kenton will lead a highly skilled team of professionals, who will innovatively serve their clients’ banking and investment needs by integrating a full range of commercial and private financial services. These services will include: Business Financial Services, Commercial Real Estate, Mortgage and Real Estate Lending, Insurance and Wealth Management services for businesses and individuals.

“We will provide the highest level of integrated and professional service to our clients. We will continually seek to understand each client’s individual needs and exceed their expectations,” said Thompson. “Our clients will view us as their financial partner who takes the time to fully understand their goals and objectives and proactively bring solutions to problems they don’t even know they have,” he added.

About First Place Financial Corp.

First Place Financial Corp., one of the country’s fastest growing companies, is a $1.7 billion financial services holding company headquartered in Warren, Ohio. First Place Financial Corp. includes First Place Bank, with 24 retail locations and 12 loan production offices throughout the state of Ohio; First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd.; TitleWorks Agency, LLC and APB Financial Group, Ltd., an employee benefit consulting firm and specialists in wealth management services for businesses and consumers. Additional information about First Place Financial Corp. may be found on the Company’s web site: www.firstplacebank.net.

Forward-Looking Statements

When used in this press release, or future press releases or other public or shareholder communications, in filings by the Company with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas the Company conducts business, which could materially impact credit quality trends, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the Company conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.